As filed with the Securities and Exchange Commission on December 21, 2004

                                                                                                                                                       Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
FORM S-8
REGISTRATION STATEMENT

Under The Securities Act of 1933

IKON OFFICE SOLUTIONS, INC.

(Exact name of Registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation or organization)	23-0334400 (I.R.S. Employer Identification No.)

_______________________________
70 Valley Stream Parkway
Malvern, PA 19355
(Address of Principal Executive Offices) (Zip Code)
_______________________________

IKON OFFICE SOLUTIONS, INC. AMENDED AND RESTATED
1994 DEFERRED COMPENSATION PLAN

IKON OFFICE SOLUTIONS, INC. AMENDED AND RESTATED
EXECUTIVE DEFERRED COMPENSATION PLAN

_______________________________

Don H. Liu
Senior Vice President, General Counsel and Secretary
IKON Office Solutions, Inc.
70 Valley Stream Parkway
Malvern, PA 19355
(Name and address of agent for service)

(610) 296-8000
(Telephone number, including area code, of agent for service)

_______________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed Maximuim Offering price per unit*	Proposed Maximum Aggregate offering price	Amount of registration fee

1994 Deferred Compensation Plan Obligations	$26,000,000(1)(2)	100%	$26,000,000.00	$3,060.20
Executive Deferred Compensation Plan Obligations	4,000,000(1)(2)	100%	$4,000,000.00	$470.80
Common stock, without par value(3)	500,000	$11.01(2)	$5,505,000.00	$647.94

(1)	The obligations under the IKON Office Solutions, Inc. Amended and Restated 1994 Deferred Compensation Plan and the IKON Office Solutions, Inc. Amended and Restated Executive Deferred Compensation Plan, as amended (collectively, the “Plans”) being registered are unsecured obligations of IKON Office Solutions, Inc. to pay deferred compensation in the future in accordance with the terms of the Plans. The filing of this Registration Statement shall not be construed as an admission by IKON Office Solutions, Inc. that (a) any such obligations under either of the Plans are securities under the Securities Act of 1933, as amended, (the “Securities Act”) or (b) that such obligations are required to be registered under the Securities Act.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act.

(3)	Includes associated preferred share purchase rights.

(4)	Plus such indeterminable number of shares as may be issued to participants in the Plans in connection with stock splits or similar equity recapitalizations.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

        IKON Office Solutions, Inc. (the “Company”) is filing this registration statement on Form S-8 (the “Registration Statement”) in connection with registering (i) the Company’s deferred compensation plan obligations to pay deferred compensation in the future in accordance with the terms of the IKON Office Solutions, Inc. Amended and Restated 1994 Deferred Compensation Plan (the “1994 Deferred Compensation Plan”) (ii) the Company’s executive deferred compensation plan obligations to pay deferred compensation in the future in accordance with the terms of the IKON Office Solutions, Inc. Amended and Restated Executive Deferred Compensation Plan, as amended (the “Executive Deferred Compensation Plan” and, together with the 1994 Deferred Compensation Plan, the “Plans”), and (iii) 500,000 shares of the Company’s common stock, without par value (the “Common Stock”) available for future issuance under the Executive Deferred Compensation Plan in accordance with the terms of the Executive Deferred Compensation Plan.

        Prospectuses setting forth the information required by Part I of Form S-8 with respect to each Plan will be sent or given to participants under each of the Plans as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act.

        Such documents are not being filed with the Commission, but each constitutes (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the “Securities Act”).

Item 2.     Registrant Information and Employee Plan Annual Information.

        The documents incorporated by reference in Item 3 of Part II of this Form S-8 are also incorporated by reference in the Section 10(a) prospectuses relating to this Registration Statement. The foregoing documents and all other documents required to be delivered pursuant to Rule 428(b) promulgated under the Securities Act are available without charge, upon written or oral request, to IKON Office Solutions, Inc., Attn: Law Department, 70 Valley Stream Parkway, Malvern, PA 19355, telephone number: (610) 296-8000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

        The following documents filed by the Company with the Commission are incorporated by reference in this Registration Statement:

                (a)        The Company’s annual report on Form 10-K for the fiscal year ended September 30, 2004;

                (b)        The Company’s quarterly reports on Form 10-Q for the quarters ended on December 31, 2003, March 31, 2004 and June 30, 2004;

                (c)        Description of the Company’s preferred share purchase rights contained in the Company’s registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 20, 1995 (File No. 001-05964), including any amendment, statement or report filed updating such description; and

                (d)        Description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed under the Exchange Act on July 20, 1995 (File No. 001-05964), including any amendment, statement or report filed updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.     Description of Securities.

        Summaries of the deferred compensation obligations to be issued by the Company pursuant to the Plans are included below. Each of these summaries is qualified in its entirety by reference to the terms of the Plans filed as exhibits to this Registration Statement.

        (a)     Obligations Under the 1994 Deferred Compensation Plan:

        The 1994 Deferred Compensation Plan is a nonqualified deferred compensation plan for eligible employees of the Company. Under the 1994 Deferred Compensation Plan, eligible employees may defer a portion of their salary, bonus payments, commissions and incentive compensation, but specifically excluding Company contributions under the Company’s Retirement Savings Plan and any fringe benefits.

        The deferred compensation obligations to be issued by the Company under the 1994 Deferred Compensation Plan (the “1994 DCP Obligations”) will be unsecured general obligations of the Company to pay deferred compensation in the future in accordance with the terms of the 1994 Deferred Compensation Plan, and will rank pari passu with all of the Company’s obligations to its other unsecured creditors that may be outstanding from time to time. Therefore, the 1994 DCP Obligations are subject to the risks of the Company’s insolvency.

        Prior to the beginning of a calendar year during the term of the 1994 Deferred Compensation Plan, a new participant may irrevocably elect to defer a portion of his or her compensation for each of the next five years (or, if less, for each year while the participant is an active employee of the Company). The amount of the deferral for each year may vary, subject to the minimum and maximum limitations specified in the 1994 Deferred Compensation Plan. After the participant has participated in the 1994 Deferred Compensation Plan for five years, he or she will be given the opportunity, prior to the beginning of each year thereafter, to elect to defer a portion of his or her compensation for the next year (or, if less, until the participant ceases to be an active employee of the Company).

        The amount of compensation (stated as a dollar amount or as a percentage in the case of deferrals from a participant’s annual bonus) to be deferred for the first year shall be designated in the participant’s Participation Agreement, subject to the minimum and maximum limitations set forth in the 1994 Deferred Compensation Plan. For each of the next four years after a participant’s initial deferral election (or, if less, for each year while the participant is an active employee of the Company), the participant will be given the opportunity, prior to the beginning of each year, to elect the amount of compensation to be deferred, subject to the minimum and maximum limitations set forth in the 1994 Deferred Compensation Plan. For each year, the amount of a participant’s deferrals from salary may be no less than $3,000 and the aggregate amount of a participant’s compensation deferrals may be no more than $200,000. In the event that a participant fails to specify the amount to be deferred in any year in which a deferral is required, the participant shall be deemed to have elected to defer $3,000 of salary for that year. The administrator of the 1994 Deferred Compensation Plan shall have the right to waive the future deferral obligation for a participant who has suffered an unforeseeable emergency, in accordance with the terms of the 1994 Deferred Compensation Plan.

        The amounts to be deferred under the 1994 Deferred Compensation Plan will be deducted from the participant’s compensation otherwise payable by the Company in substantially equal installments during the applicable deferral period in the case of deferrals from salary, and in a lump sum in the case of deferrals from annual bonuses and other eligible compensation. If a participant’s employment with the Company terminates during the deferral period, all deferrals will immediately cease.

        Amounts deferred by a participant under the 1994 Deferred Compensation Plan will be credited to an account (“1994 DCP Account”) established by the Company in the participant’s name. The value of a participant’s 1994 DCP Account will be determined in accordance with the 1994 Deferred Compensation Plan, based on elections made by the participant. A participant may choose among a number of investment alternatives by which his or her 1994 DCP Obligations may be measured. A participant may request a change in his or her allocation among the various investment alternatives daily in accordance with the terms of the 1994 Deferred Compensation Plan. The investment alternatives available under the 1994 Deferred Compensation Plan may be changed or others added as determined by the 1994 Deferred Compensation Plan administrator.

        A participant shall vest in the 1994 DCP Obligations owed to him or her under the 1994 Deferred Compensation Plan (i) on the fifth anniversary of the date of his or her initial participation in the 1994 Deferred Compensation Plan, (ii) on the date of his or her retirement from the Company at or after age 60, or (iii) on the date that he or she attains age 65, whichever shall first occur, provided the participant has been a full-time employee of the Company for the entire period.

        Except in cases where the participant’s employment with the Company terminates or where the participant dies or suffers a total disability (as defined in the 1994 Deferred Compensation Plan) the 1994 DCP Obligations will be paid in ten annual payments in the amounts specified in the 1994 Deferred Compensation Plan, commencing in the January following the later of the participant’s attaining age 60 or the participant’s retirement from the employ of the Company, unless the participant elects, in accordance with the terms of the 1994 Deferred Compensation Plan, to defer payment of the 1994 DCP Obligations until a later date or to receive his or her 1994 DCP Obligations benefits in five or fifteen annual payments.

        Each participant whose employment with the Company terminates prior to vesting (other than on account of the participant’s death) shall be entitled to receive, in a lump sum payment, an amount equal to the lesser of (i) the participant’s deferrals to the date of termination, without interest, or (ii) the value of the participant’s 1994 DCP Account as of the last day of the calendar month coincident with or next following the date of death.

        If a participant suffers a total disability (as defined in the 1994 Deferred Compensation Plan) while still employed by the Company, the participant shall be entitled to receive the 1994 DCP Obligations owed to him or her commencing in the January following the year in which he or she attains age 60. A participant who has incurred a total disability may begin to receive the 1994 DCP Obligations before reaching age 60 if the committee established to administer the 1994 Deferred Compensation Plan determines, upon application by the participant, that the participant has a financial hardship that cannot reasonably be relieved by use of other available resources.

        If a participant dies before receiving full payment of the 1994 DCP Obligations owed to him or her, the participant’s designated beneficiaries shall receive, in a lump sum payment, the balance of the 1994 DCP Obligations, valued as of the end of the calendar month in which the participant dies.

        All distributions of 1994 DCP Obligations from the participant’s 1994 DCP Account will be made in cash.

        No participant, beneficiary or heir shall have the right to sell, transfer, encumber, pledge, assign or charge any payment due under the 1994 Deferred Compensation Plan other than with respect to marital or family support disputes as provided under the 1994 Deferred Compensation Plan.

        The Company’s Board of Directors has the right to amend the 1994 Deferred Compensation Plan at any time, except that no amendment shall have a material adverse effect on a participant unless the participant consents. The Company’s Board of Directors has the right to terminate the 1994 Deferred Compensation Plan at any time, and the 1994 Deferred Compensation Plan automatically terminates upon a “Change in Control,” as defined in the 1994 Deferred Compensation Plan. In the event of such termination, the Company shall pay the participant the value equal to the participant’s 1994 DCP Account. The Company has the right to accelerate all future 1994 DCP Obligations to a participant under the 1994 Deferred Compensation Plan, to be paid in a single lump sum or in such other accelerated manner as the Company deems appropriate. In the event of such acceleration, the amount of the 1994 DCP Obligations owed to the participant shall be valued as of the end of the month following the Company’s determination to accelerate payments.

        (b)     Obligations Under the Executive Deferred Compensation Plan:

        The Executive Deferred Compensation Plan is a nonqualified deferred compensation plan for eligible employees of the Company. Under the Executive Deferred Compensation Plan, eligible employees may defer a portion of their salary, bonus payments, awards under any performance plan, incentive agreement or arrangement, which includes the Company’s Common Stock or shares of the Company’s Common Stock or cash payable pursuant to awards under the Company’s Long Term Incentive Compensation Plan, Stock Award Plan, 2000 Executive Incentive Plan or any other equity based incentive plan or arrangement established by Company (collectively referred to as the “EDCP Eligible Equity Plans”), but specifically excluding Company contributions under the Company’s Retirement Savings Plan and any fringe benefits.

        The deferred compensation obligations to be issued by the Company under the Executive Deferred Compensation Plan (the “EDCP Obligations”) will be unsecured general obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Executive Deferred Compensation Plan, and will rank pari passu with all of the Company’s obligations to its other unsecured creditors that may be outstanding from time to time. Therefore, the EDCP Obligations are subject to the risks of the Company’s insolvency.

        The value of the EDCP Obligations owed to each participant will be determined in accordance with the Executive Deferred Compensation Plan, based on elections made by the participant. Executive Deferred Compensation Plan participants deferring cash compensation or reallocating deferred compensation pursuant to the terms of the Executive Deferred Compensation Plan may choose among a number of investment alternatives by which his or her EDCP Obligations may be measured, including an index that consists of the Company’s Common Stock. The investment alternatives may be changed or others added as determined by the Executive Deferred Compensation Plan administrator. Participants may change their investment alternative elections and, other than with respect to deferrals into the Company’s Common Stock index, may reallocate EDCP Obligations among the investment alternatives in accordance with the terms of the Executive Deferred Compensation Plan. EDCP Obligations arising from deferrals into the Company’s Common Stock index may not be reallocated.

        The Executive Deferred Compensation Plan administrator maintains accounts for each of the participants for the purpose of recording the EDCP Obligations of the Company to pay deferred compensation in accordance with the terms of the Executive Deferred Compensation Plan in the future. There are three types of accounts: the Cash Account, the Index Account and the Stock Account, each as defined below. The amount of cash compensation deferred by a participant and measured by an investment alternative other than the Company’s Common Stock fund will be credited to the participant’s cash deferral account (“Cash Account”). The value of the EDCP Obligations in a participant’s Cash Account will be adjusted daily to reflect the investment experience of the selected investment alternatives. If the participant elects the Company’s Common Stock fund as an investment alternative, the portion of the amount deferred or reallocated to the Company’s Common Stock index will be credited to the participant’s index account (“Index Account”). Amounts credited to the Index Account may not be reallocated to any other investment alternative. In the case of an original deferral of compensation, the amount of the EDCP Obligations allocated to the participant’s Index Account will be measured by a money market fund chosen by the Executive Deferred Compensation Plan administrator until the last business day of the quarter in which the compensation is payable. As of such date, the participant’s Index Account will be credited with a number stock units equal to the aggregate number of shares of the Company’s Common Stock having the same fair market value on such date as the value of the EDCP Obligations measured by the money market fund, except that the value of any resulting fractional shares will be measured in cash. During the time the EDCP Obligations are measured by the money market fund, that portion of the participant’s Index Account will be adjusted daily to reflect the investment experience of the money market fund. In the case of a reallocation of EDCP Obligations, the amount allocated to the participant’s Index Account will be equal to the aggregate number of shares of the Company’s Common Stock having the same fair market value on the date of the transaction as the value of the EDCP Obligations being reallocated, except that the value of any resulting fractional shares will be measured in cash. The amount of any shares of the Company’s Common Stock deferred from one of the EDCP Eligible Equity Plans will be credited to the participant’s stock account (“Stock Account”) in stock units on a one-for-one basis. The value of the EDCP Obligations in a participant’s Stock Account may not be reallocated to any other investment alternative.

        Any dividends or other distributions that would have been paid to a participant if his or her EDCP Obligations had actually been invested in an investment alternative represented by the investment election in which the participant’s account is deemed invested will be deemed reinvested in the applicable investment option.

        All distributions of EDCP Obligations from the participant’s Cash Account shall be made in cash. All distributions of EDCP Obligations from the participant’s Index Account and Stock Account shall be made in shares of the Company’s Common Stock on a one-for-one basis equal to the number of stock units credited to the account, with any fractional shares being paid in cash. However, the participant may elect, subject to the approval of the Executive Deferred Compensation Plan administrator, to receive the distribution(s) from his or her Stock Account in cash.

        Distributions to participants must commence in accordance with their deferral election but no later than the January following the year in which the participant attains age 60 or the January following the year in which the participant retires or otherwise terminates employment with the Company, whichever is later. Except in cases where the participant’s employment with the Company terminates or upon the participant’s death, the amount of the EDCP Obligations owed by the Company to a participant shall be valued as of December 1 of the Executive Deferred Compensation Plan year preceding the year specified in the participant’s Plan election form. The distribution of these EDCP Obligations shall be paid to the participant in a lump sum within 60 days thereafter. Alternatively, if the participant so elects, distribution of these EDCP Obligations may be made in substantially equal annual installments over a period not to exceed ten years, beginning within 60 days after December 1 of the year preceding the year specified in the participant’s Executive Deferred Compensation Plan election form.

        If a participant dies before receiving full payment of the EDCP Obligations owed to him or her, the participant’s designated beneficiaries shall receive the balance of the EDCP Obligations, valued as of the end of the calendar month in which the participant dies. Payment of the balance of the EDCP Obligation shall be made in a lump sum, as soon as administratively practicable following the participant’s date of death.

        If a participant’s employment with the Company terminates after the participant attains age 60, distributions of the EDCP Obligations owed to him or her will be made in accordance with the participant’s Executive Deferred Compensation Plan election form. If a participant’s employment with the Company terminates before the participant attains age 60, the participant shall receive either (i) the cash and stock distribution on the date of designation on the participant’s election form or (ii) the balance of the EDCP Obligations owed to the participant, to be paid in a lump sum payment in January of the year following the participant’s employment termination date if so designated on the participant’s Executive Deferred Compensation Plan election form. The amount of the EDCP Obligations owed by the Company to the participant shall be determined as of the end of the Executive Deferred Compensation Plan year in which the participant’s employment terminates.

        The Company has established an irrevocable grantor trust, commonly referred to as a “rabbi trust,” into which all deferrals of the Company’s Common Stock from the EDCP Eligible Equity Plans will be contributed. The trust assets are treated as assets of the Company for tax purposes and are subject to the claims of the Company’s creditors in the event of insolvency. The Company has entered into a rabbi trust arrangement with Wachovia Bank, N.A., as trustee.

        No participant, beneficiary or heir shall have the right to sell, transfer, encumber, pledge, assign or charge any payment due under the Executive Deferred Compensation Plan other than with respect to marital or family support disputes as provided under the Executive Deferred Compensation Plan.

        The Company’s Board of Directors has the right to amend the Executive Deferred Compensation Plan at any time, except that no amendment shall have a material adverse effect on a participant unless the participant consents. The Company’s Board of Directors has the right to terminate the Executive Deferred Compensation Plan at any time, and the Executive Deferred Compensation Plan automatically terminates upon a “Change in Control,” as defined in the Executive Deferred Compensation Plan. In the event of such termination, the Company shall make a lump sum distribution equal to the participant’s Cash Account, Index Account and Stock Account. The Company has the right to accelerate all future EDCP Obligations to a participant under the Executive Deferred Compensation Plan, to be paid in a single lump sum or in such other accelerated manner as the Company deems appropriate. In the event of such acceleration, the amount of the EDCP Obligations owed to the participant shall be valued as of the end of the month following the Company’s determination to accelerate payments.

Item 5.     Interests of Named Experts and Counsel.

        The legality of the Plan Obligations and the shares of Common Stock offered hereby have been passed upon for the Company by Don H. Liu, Senior Vice President, General Counsel and Secretary of the Company. On December 17, 2004, Mr. Liu beneficially owned 50,483 shares of Common Stock of the Company and, under stock option plans of the Company, holds options to purchase 375,200 shares of Common Stock. Mr. Liu is a participant under the Plan.

Item 6.     Indemnification of Directors and Officers.

        The Ohio General Corporation Law (the “Ohio Law”), under which the Company is organized, provides that the Company may indemnify persons who incur certain liabilities or expenses by reason of such persons being or having been directors, officers or employees of the Company or serving or having served in such capacities or similar capacities at the Company’s request for other corporations or entities. Pursuant to the Ohio Law, the Company has adopted, as part of its Code of Regulations, provisions whereby the Company shall indemnify such persons against such liabilities and expenses resulting from suits or other proceedings brought by third persons and against expenses resulting from suits or other proceedings brought in the right of the Company. No indemnification against expenses is to be made, however, in respect of claims brought in the right of the Company where: i) such person is finally adjudged to be liable for negligence or misconduct in the performance of a duty to the Company, unless specific court approval for such indemnification is obtained; or ii) the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Law (relating to unlawful loans, dividends or distributions of assets).

        As permitted by law, the Company has purchased liability insurance policies covering its directors and officers to provide protection where the law does not allow the Company to indemnify a director or officer. The policies also provide coverage for indemnifiable expenses, including expenses related to claims arising under the Employment Retirement Income Security Act against a director or officer based upon an alleged breach of fiduciary duty or other wrongful act with respect to an employee benefit plan.

Item 7.     Exemption from Registration Claimed.

         Not Applicable.

Item 8.     Exhibits.

(4.1)	Amended and Restated Rights Agreement, dated as of July 18, 1997 between IKON Office Solutions, Inc. and National City Bank, filed on July 18, 1997 as Exhibit 1 to IKON Office Solutions, Inc.'s Report on Form 8-K, is incorporated herein by reference.

(5)	Opinion of Don H. Liu.

(23.1)	Consent of PricewaterhouseCoopers LLP.

(24.1)	Powers of Attorney.

(99.1)	IKON Office Solutions, Inc. Amended and Restated Executive Deferred Compensation Plan, filed as Exhibit 10.43 to the Form 10-K filed on December 29, 2000, is incorporated herein by reference.

(99.2)	Amendment Number 2004-1, dated as of January 20, 2004, to the IKON Office Solutions, Inc. Executive Deferred Compensation Plan, filed as Exhibit 10.2 to the Form 10-Q filed on May 14, 2004, is incorporated herein by reference.

(99.3)	IKON Office Solutions, Inc. Amended and Restated 1994 Deferred Compensation Plan, filed as Exhibit 10.2 to the Form 10-K filed on December 29, 2000, is incorporated herein by reference.

Item 9.     Undertakings.

                (a)        The Company hereby undertakes:

                    (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i)        To include any prospectuses required by Section 10(a)(3) of the Securities Act;

                          (ii)        To reflect in the prospectuses any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

                          (iii)        To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                     (2)        That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b)        The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        The Company. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Commonwealth of Pennsylvania, on this 21st day of December, 2004.

Date: December 21, 2004	IKON OFFICE SOLUTIONS, INC. 1994 Deferred Compensation Plan By: /s/ ROBERT F. WOODS (Robert F. Woods) Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Date: December 21, 2004	IKON OFFICE SOLUTIONS, INC. Executive Deferred Compensation Plan By: /s/ ROBERT F. WOODS (Robert F. Woods) Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MATTHEW J. ESPE (Matthew J. Espe)	Chairman, President and Chief Executive Officer (Principal Executive Officer)	December 21, 2004
/s/ ROBERT F. WOODS (Robert F. Woods)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 21, 2004
/s/ THEODORE E. STRAND (Theodore E. Strand)	Vice President and Controller (Principal Accounting Officer)	December 21, 2004

/s/ JUDITH M. BELL (Judith M. Bell)	Director	December 21, 2004
/s/ PHILIP E. CUSHING (Philip E. Cushing)	Director	December 21, 2004
/s/ THOMAS R. GIBSON (Thomas R. Gibson)	Director	December 21, 2004
/s/ RICHARD A. JALKUT (Richard A. Jalkut)	Director	December 21, 2004
/s/ ARTHUR E. JOHNSON (Arthur E. Johnson)	Director	December 21, 2004
/s/ KURT M. LANDGRAF (Kurt M. Landgraf)	Director	December 21, 2004
/s/ GERALD LUTERMAN (Gerald Luterman)	Director	December 21, 2004
/s/ WILLIAM E. MCCRACKEN (William E. McCracken)	Director	December 21, 2004
/s/ WILLIAM L. MEDDAUGH (William L. Meddaugh)	Director	December 21, 2004
/s/ ANTHONY P. TERRACCIANO (Anthony P. Terracciano)	Director	December 21, 2004
/s/ MARILYN WARE (Marilyn Ware)	Director	December 21, 2004

        *By his signature set forth below, Don H. Liu, pursuant to duly executed Powers of Attorney duly filed with the Securities and Exchange Commission, has signed this Registration Statement on behalf of the persons whose signatures are printed above, in the capacities set forth opposite their respective names.

/s/ DON H. LIU (Don H. Liu)	December 21, 2004

        The Plans. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plans) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on the 21st day of December 2004.

IKON OFFICE SOLUTIONS, INC. 1994 Deferred Compensation Plan By: /s/ WALTER J. HOPE, JR. Walter J. Hope, Jr. Plan Administrator

IKON OFFICE SOLUTIONS, INC. Executive Deferred Compensation Plan By: /s/ WALTER J. HOPE, JR. Walter J. Hope, Jr. Plan Administrator